Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54085 of Quanex Corporation on Form S-8 of our report dated June 21, 2006, appearing in this Annual Report on Form 11-K of the Quanex Corporation 401 (k) Savings Plan for Hourly Employees for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas

June 21, 2006